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                                                                    EXHIBIT 23.3

                                  May 5, 1997

Brigham Exploration Company
5949 Sherry Lane, Suite 1616
Dallas, Texas 75225

Gentlemen:

     In connection with the offering of shares of common stock, par value $.01 per share ("Common Stock"), of Brigham Exploration Company (the "Corporation"), we delivered a letter dated February 14, 1997 to Brigham Oil & Gas, L.P. (the "Partnership") with respect to an estimate of the reserves, future production and income attributable to certain interests of the Partnership, as of December 31, 1996.

     We understand that you intend that our letter be included in a Registration Statement on Form S-1 and any amendments thereto, as well as a Prospectus to be provided to potential purchasers of Common Stock, and we hereby consent to such use. We also consent to the references in the Registration Statement on Form S-1 (and any amendments thereto) or Prospectus to our firm and to the information provided therein.

                                            Very truly yours,
                                            Cawley, Gillespie & Associates, Inc.

                                                    /s/ AARON CAWLEY
                                            ------------------------------------
                                                     Aaron Cawley, P.E.
                                                  Executive Vice President